Exhibit 10

September 8, 2004

Richard Hooper

OraSure Technologies, Inc.

220 East First Street

Bethlehem, Pennsylvania 18015

Re:	LOAN EXTENSION
Borrower Name: OraSure Technologies, Inc.
Customer Number/Obligor Number: 5793834584
Loan Number/Note Number: 18/26

Dear Rich:

Comerica Bank, successor by merger to Comerica Bank- California, has approved an extension of the Revolving Maturity Date to November 9, 2004, under that certain Loan and Security Agreement dated September 10, 2002, as may be or have been modified from time to time (the “Loan Agreement”).

Except as modified and extended hereby, the Loan Agreement remains in full force and effect.

Very truly yours,

/s/ Peter Gibson
Peter Gibson

Acknowledged and accepted on September 8, 2004

OraSure Technologies, Inc.

By:	/s/ Richard D. Hooper